EXHIBIT 5.1

                                  July 3, 2002




Simulations Plus, Inc.
1220 W. Avenue J
Lancaster, California 93534


                     RE: REGISTRATION STATEMENT ON FORM S-8
                             SIMULATIONS PLUS, INC.
                             ----------------------
Gentlemen:

         We are acting as counsel for Simulations Plus, Inc., a California corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of the offering and sale of up to 1,250,000 shares (the "Shares") of the Company's common stock, par value $0.001 per share (the "Common Stock), which is held by or may be issued to certain of our officers, directors, employees and consultants, or the selling stockholders, as compensation for employment or consulting services under our 1996 Stock Option Plan, as amended to date (the "Plan"). A Registration Statement on Form S-8 covering the Shares (the "Registration Statement") is being filed under the Act with the Securities and Exchange Commission.

         In rendering the opinions expressed herein, we have reviewed such matters of law as we have deemed necessary and have examined copies of such agreements, instruments, documents and records as we have deemed relevant.

         In rendering the opinions expressed herein, we have assumed the genuineness and authenticity of all documents examined by us and of all signatures thereon, the legal capacity of all natural persons executing such documents, the conformity to original documents of all documents submitted to us as certified or conformed copies or photocopies and the completeness and accuracy of the certificates of public officials examined by us. We have made no independent factual investigation with regard to any such matters.

         Based upon the foregoing and subject to the qualifications stated herein, it is our opinion that the Shares, issued or to be issued upon the exercise of any options duly granted pursuant to the Plan, when issued, paid for and delivered upon the exercise of such options, in accordance with the terms of the Plan, will be validly issued, fully paid and non-assessable

Simulations Plus, Inc.
July 3, 2002
Page 2


         The opinions expressed herein are limited to matters involving the federal laws of the United States and to the laws of the State of California, and we express no opinion as to the effect on the matters covered by this opinion of the laws of any other jurisdiction.

         We hereby consent to the use of this opinion as an exhibit to the Registration Statement and the reference to our firm therein under the caption "Legal Matters."

         The opinions expressed herein are rendered solely for your benefit in connection with the transaction described herein. Except as otherwise provided herein, this opinion may not be used or relied upon by any person, nor may this letter or any copies thereof be furnished to a third party, filed with a governmental agency, quoted, cited or otherwise referred to without our prior written consent.

                                          Respectfully submitted,



                                          Luce, Forward, Hamilton & Scripps, LLP